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                                                                   EXHIBIT 23.01


                              CONSENT OF KPMG LLP
                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Ocular Sciences, Inc.:

     Under date of February 2, 2001 we reported on the consolidated balance sheets of Ocular Sciences, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule included in this Form 10 -K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.




                                             KPMG LLP


San Francisco, California
March 30, 2001